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                                                              EXHIBIT 3.ii(p)


                             THE VIGORO CORPORATION

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                                 As Amended by consent of directors on 10/17/96.

                                    OFFICES

         Section 1. REGISTERED OFFICE. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. * ANNUAL MEETINGS.




         *As Amended by consent of directors on 10/17/96.
              (see insert attached)

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AMENDMENT TO BY-LAWS OF THE VIGORO CORPORATION
            DATED OCTOBER 17, 1996




NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 2 of the By-laws of the Company be amended in its entirety to read as follows:

         "An annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held on a day to coincide with the annual meeting of stockholders of IMC Global Inc., unless the board of directors, not less than ten (10) days prior to such fixed meeting date, designates another date for such annual meeting, in which event the annual meeting of the stockholders shall be held on the date so designated."

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         Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

         Section 4. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. BUSINESS TRANSACTED AT SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


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         Section 8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. VOTE REQUIREMENTS. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. VOTE IN PERSON OR BY PROXY. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. ACTION WITHOUT MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if not less than


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the minimum number of votes that would be necessary to authorize or take such action if such meeting were held shall consent in writing to such corporate action being taken; provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. * NUMBER AND ELECTION.



         Section 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.


                               * As Amended by consent of directors on 10/17/96.
                                     (see insert attached)


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AMENDMENT TO BY-LAWS OF THE VIGORO CORPORATION
            DATED OCTOBER 17, 1996




FURTHER RESOLVED, that Article III, Section 1 of the Bylaws of the Company be amended to read as follows:

"The number of directors of the Corporation shall be one or more directors as set by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office for one year or until his successor is elected and qualified. Directors need not be stockholders."

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         Section 3. AUTHORITY OF BOARD OF DIRECTORS. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 4. MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of stockholders.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and at such places as are fixed from time to time by resolution of the Board, upon not less than three days' prior notice.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than 24 hours' prior notice to each Director, either personally, by mail, facsimile or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

         Section 7. QUORUM. At all meetings of the Board of Directors a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the


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Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         Section 9. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more Committees, each Committee to consist of two or more of the Directors of the corporation. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence of disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 10. MEETINGS OF COMMITTEES. Each Committee may hold meetings, regular and/or special, either within or without the State of Delaware. Any regular or special meeting of a Committee shall be held on not less than three days' prior notice to each member of such Committee.

         Section 11. MINUTES OF COMMITTEE MEETINGS. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 12. CONDUCT OF CERTAIN RELATIONSHIPS. For so long as the corporation is controlled by or under common control with Great American Management and Investment, Inc. ("GAMI"), all


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business dealings between (i) the corporation and (ii) Samuel Zell ("Mr. Zell"), any affiliate of Mr. Zell, GAMI or any affiliate of GAMI, shall be approved by a majority of the corporation's disinterested directors. For the purposes of this
Section 12, the terms "affiliate", "control", "under common control with" and "disinterested directors" shall have the following meanings: (a) an "affiliate" of, or person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified; (b) the word "control" (the meaning of which hereunder shall also be applicable to the term "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person, whether through board representation, the ownership of voting securities, by contract or otherwise; (c) the word "person" shall mean any natural person, corporation, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity; and (d) the term "disinterested directors" shall mean any director of the corporation, appointed after May 20, 1991, who is not (i) an employee, officer, director, trustee, partner, 5% stockholder (through beneficial ownership or otherwise) or fiduciary of (A) GAMI or (B) a person (other than the corporation) who is affiliated with Mr. Zell or GAMI, or (ii) an employee, officer, director, trustee, partner or fiduciary of any of the persons described in subsection 12(d)(i) above. All persons who were serving as directors of the corporation on May 20, 1991 shall not be considered "disinterested directors" for the purposes of this Section 12.

         Section 13. COMPENSATION OF DIRECTORS. The Directors may be paid such compensation and expenses as the Board of Directors shall deem advisable.


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                                   ARTICLE IV

                                     NOTICES

         Section 1. FORM OF NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram, personal delivery, facsimile delivery, telegram or express delivery and under such circumstances notice shall be deemed to be given at the time when the same shall be received.

         Section 2. WAIVER OF NOTICE. whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

         Section 1. OFFICERS. The officers of the corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a Vice Chairman, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may designate certain Vice Presidents as Executive or Senior Vice Presidents and may affix such functional designations to Vice Presidential titles as it shall deem appropriate. The Board of Directors may also choose a General Counsel, one or more Associate General Counsels, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person unless the Certificate of Incorporation or


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these By-laws otherwise provide. The Board of Directors may authorize and approve the terms of employment contracts with officers covering the duties, term, compensation, and other terms of the employment of officers.

         Section 2. APPOINTMENT OF OFFICERS AT FIRST MEETING OF NEWLY ELECTED BOARD OF DIRECTORS. The Board of Directors at its first meeting after each annual meeting of stockholders may choose a Chairman, a Vice Chairman, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, and a Treasurer, and may choose a General Counsel and one or more Associate General Counsels, one or more Assistant Treasurers and a Controller and one or more Assistant Controllers.

         Section 3. APPOINTMENT OF OFFICERS FROM TIME TO TIME. The Board of Directors may appoint such other officers and agents as its shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. COMPENSATION OF OFFICERS. The compensation of all officers of the corporation shall be fixed by the Board of Directors of the corporation.

         Section 5. TERMS OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and qualify. Any other officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 6. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chairman of the Executive Committee, if one exists, and shall have all of the powers ordinarily exercised by the Chairman of the Board of a corporation and such other powers and duties as shall from time to time be assigned to him by the Board of Directors. In the absence or disability of the President, or in the event that for any reason it is impracticable for the President to act personally, the


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Chairman of the Board shall have the powers and duties of the President. Except where by law the signature of the President is required and the Chairman of the Board is not acting as President in the situations described above, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, deeds, mortgages and other instruments of the corporation which may be authorized by the Board of Directors, except in any case where the signing and execution thereof has been delegated to some other officer or agent of the corporation.

         Section 7. THE VICE CHAIRMAN. The Vice Chairman shall have such powers and duties as shall from time to time be assigned to him by the Chairman of the Board, the President or the Board of Directors. The Vice Chairman may execute on behalf of the corporation bonds, contracts, deeds, mortgages, or other instruments authorized by the Board of Directors, except in cases where by the signing or execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or such documents or instruments shall be required by law to be signed or executed otherwise, and the Vice Chairman may affix the seal of the corporation to any instrument requiring the same.

         Section 8. THE PRESIDENT. The President shall be the Chief Executive Officer of the corporation, and shall have all powers ordinarily exercised by such an officer and such other powers and duties as shall from time to time be assigned to him by the Chairman of the Board or the Board of Directors. As Chief Executive Officer, the President shall be responsible for formulating general policies and programs for the corporation for submission to the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute on behalf of the corporation stock certificates, bonds, contracts, deeds, mortgages, or other instruments authorized by the Board of Directors, except in cases where the signing or execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or such documents or instruments shall be required by law to be signed or executed


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otherwise, and the President may affix the seal of the corporation to any instrument requiring the same. In the absence or disability of the Chairman of the Board, or in the event that for any reason it is impracticable for the Chairman of the Board to act personally, the President shall have the powers and duties of the Chairman of the Board including the responsibility to preside at all meetings of stockholders and of the Board of Directors in the absence of the Chairman of the Board. In the performance of all the duties hereunder, the President shall be subject to the supervision of, and shall report to, the Board of Directors.

         Section 9. THE VICE PRESIDENTS. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 10. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and its Committees and all meetings of the stockholders and record all the proceedings of all such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and its Committees, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, Chairman of the Board or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and the Secretary or Assistant Secretary shall have the authority to affix the same to any instrument requiring it and when so affixed it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of


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Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the signature of such officer.

         Section 11. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary, or at the Secretary's request, or in the event of the Secretary's inability or refusal to act, or if the office of Secretary is vacant, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Sections 12. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or its Executive Committee, if one exists. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or its Executive Committee, or as he may deem appropriate, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer.

         Section 13. BONDING OF TREASURER. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed as required by the Board from time to time) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration of the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all


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books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation.

         Section 14. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer, or at the Treasurer's request, or, in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 15. THE CONTROLLER. The Controller, in the absence of a Chief Financial Officer, shall be the Chief Accounting Officer of the corporation and shall perform such duties and exercise such powers as are ordinarily performed or exercised by the Controller of a corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 16. THE ASSISTANT CONTROLLER. The Assistant Controller, or if there be more than one, the Assistant Controllers in the order determined by the Board of Directors (or if there be no such determination, then in order of their election), shall, in the absence of the Controller or at the Controller's request, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

           Section 17. THE GENERAL COUNSEL. The General Counsel shall be the Chief Legal Officer of the corporation and shall act as legal advisor to the Board of Directors and officers. The General Counsel shall perform such duties and exercise such powers as are ordinarily performed or exercised by the General Counsel of a corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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         Section 18. THE ASSOCIATE GENERAL COUNSEL. The Associate General
Counsel, or if there be more than one, the Associate General Counsels either in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) or with such allocations of the duties and powers to, between or among them as may be fixed in a manner authorized by the Board of Directors, shall in the absence of the General Counsel, or at the General Counsel's request, or in the event of his inability or refusal to act, or if the office of General Counsel is vacant, perform the duties and exercise the powers of the General Counsel and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

         Section 1. CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Section 2. SIGNATURES ON STOCK CERTIFICATES. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         Section 3. LOST CERTIFICATE. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the


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person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to


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vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, or by unanimous written consent pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. PAYMENT OF DIVIDENDS. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. ANNUAL STATEMENT. The Board of Directors shall prepare and furnish to each stockholder prior to each annual meeting an annual report, and shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


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         Section 4. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 6. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. AMENDMENT OF BY-LAWS. These By-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors, as the case may be, or at any special meeting of the stockholders or of the Board of Directors, as the case may be, if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting.

                                   ARTICLE IX

                                INDEMNIFICATION

         Section 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of


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the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article IX, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all


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the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2, of this Article IX, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 4. GOOD FAITH DEFINED. For purposes of any determination under
Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable


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care by the corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article IX, as the case may be.

         Section 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application.

         Section 6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article IX. No security shall be required for such undertaking.

         Section 7. NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of


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expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections I and 2 of this Article IX shall be made to the fullest, extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections I or 2 of this Article IX but whom the corporation has the power of obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         Section 8. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

         Section 9. MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE IX. For purposes of this Article IX, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under


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the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had contained.

         Section 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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